Exhibit 99.1
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            News Release

FOR IMMEDIATE RELEASE

ACCO BRANDS POSTS 2020 EPS OF $0.65 VERSUS $1.06 IN 2019;
CASH FROM OPERATIONS WAS $119 MILLION;
REPORTS PROGRESS ON STRATEGIC TRANSFORMATION WITH POWERA ACQUISITION

LAKE ZURICH, ILLINOIS, February 16, 2021 - ACCO Brands Corporation (NYSE: ACCO) today announced its fourth quarter and full year results for the period ended December 31, 2020.

Full Year

•EPS of $0.65 versus $1.06 in prior year
•Adjusted EPS of $0.70 versus $1.20 in 2019
•Net sales $1,655 million, down 15 percent from 2019
•Cash from operations was $119 million; free cash flow was $104 million
•Returned $41 million to shareholders from dividends and share repurchases

Fourth Quarter

•EPS of $0.31 versus $0.44 in prior year
•Adjusted EPS of $0.32 versus $0.46 in 2019
•Net sales $460 million, down 14 percent from 2019
•Strong EMEA performance
•Acquired PowerA, a leader in video gaming accessories
•Paid $6 million in dividends

"Overall, I'm pleased with how we performed in a historically challenging year where all of our segments continued to be impacted by COVID-19 to varying degrees. Both our quarterly and full year results demonstrate the breadth, strength and balance of our global business and product portfolio. We continued the strategic transformation of our business toward being more consumer focused by acquiring PowerA, a leader in video gaming accessories. We responded quickly to the pandemic by reducing costs and pursuing long-term operating efficiencies. We managed well what we could control, and believe we took share in EMEA and in North America back to school. Despite the challenges, our team continues to demonstrate agility in executing our strategy to deliver long-term profitable growth. We are well-positioned to take advantage of an economic recovery, which we think could occur later this year," said Boris Elisman, Chairman, President and Chief Executive Officer of ACCO Brands.

Full Year 2020 Results

Net sales decreased 15.4 percent to $1,655.2 million from $1,955.7 million in 2019. Comparable sales were $1,647.2 million, down 15.9 percent. Both declines were due to lower demand because of COVID-19 impacts1 in all segments. Foreign exchange negatively impacted sales $16.6 million, or 0.8 percent. Comparable sales declines in North America were similar to the total business, EMEA performed better, and International results were worse.

Operating income was $112.4 million, down from $196.2 million in 2019, and adjusted operating income was $127.7 million, compared with $211.4 million in 2019. Both declines primarily were due to lower sales related to COVID-19 impacts, and to a lesser extent, inefficiencies related to lower volume, inflation, and increased bad debt reserves. These factors were partially offset by cost reductions and government assistance. Operating income benefited from favorable foreign exchange of $1.5 million.

Net income was $62.0 million, or $0.65 per share, compared with $106.8 million, or $1.06 per share, in 2019. Adjusted net income was $67.4 million, or $0.70 per share, compared with $121.6 million, or $1.20 per share, in 2019. Both declines largely were due to lower operating income.

2020 Business Segment Results

ACCO Brands North America - Sales of $822.1 million decreased 15.0 percent from $966.8 million in 2019. Comparable sales of $817.3 million decreased 15.5 percent. Both declines were due to lower demand related to COVID-19 impacts. The PowerA acquisition added $5.8 million. The segment benefited from strong sales of Kensington® computer accessories and TruSens® air purifiers. Back-to-school sales were modestly lower in total for the year, impacted by the lack of in-person education throughout the region. The commercial office products side of the business was the main driver of sales weakness due to many employees continuing to work from home.

Operating income was $83.0 million versus $131.0 million in 2019. Adjusted operating income of $90.8 million decreased from $136.6 million in 2019. Both declines primarily were due to lower sales related to COVID-19 impacts, and to a lesser extent, inflation, inefficiencies related to lower volume, unfavorable customer and product mix, and increased reserves for bad debt. These factors were partially offset by cost reductions and Canadian government assistance of $1.7 million. Restructuring charges were $7.6 million versus $5.6 million in 2019.

ACCO Brands EMEA - Sales of $523.9 million decreased 8.0 percent from $569.3 million in 2019, including favorable foreign exchange of $10.4 million, or 1.8 percent. Comparable sales were $511.6
1 "COVID-19 impacts" include the operational, financial, and other effects on ACCO Brands, its customers, and end users of its products, of school and business closures, work from home, remote and hybrid learning, government orders, and manufacturing, distribution, supply chain and other disruptions resulting from COVID-19 and the actions ACCO Brands, its customers and end users have taken in response to the pandemic, including actions we have taken to manage our inventory and credit risk under the circumstances.

million, down 10.1 percent. Both sales declines were due to lower demand related to COVID-19 impacts. These impacts were partially offset by growth in computer accessories, shredders, air purifiers, and DIY tools. The PowerA acquisition added $1.9 million to net sales.

Operating income of $51.6 million decreased from $58.6 million in 2019. Adjusted operating income was $52.2 million compared with $60.9 million in 2019. Both decreases were due to lower sales from COVID-19 impacts, inefficiencies related to lower volume, and increased reserves for inventory and bad debt. These factors were partially offset by cost reductions and $2.8 million from European government assistance.

ACCO Brands International - Sales of $309.2 million decreased 26.3 percent from $419.6 million in 2019. Comparable sales were $318.3 million, down 24.1 percent. Both sales declines resulted from lower demand due to COVID-19 impacts, particularly in Brazil and Mexico where schools and many offices were closed for much of the year. The Foroni and PowerA acquisitions added $16.9 million, or 4.0 percent, and adverse foreign exchange reduced sales $26.0 million, or 6.2 percent.

Operating income of $15.6 million decreased from $48.5 million in 2019, and adjusted operating income of $18.9 million decreased from $52.8 million. The declines primarily were due to lower sales, as well as inefficiencies related to lower volume, and higher bad debt reserves. These headwinds were partially offset by cost reductions and $4.1 million in government assistance, predominately from Australia.

Fourth Quarter Results

Net sales decreased 14.4 percent to $460.1 million from $537.4 million in 2019. Comparable sales were $450.7 million, down 16.2 percent. The PowerA acquisition added $7.9 million. Both sales declines were due to lower demand because of COVID-19 impacts. Relatively flat sales in EMEA partially offset weak commercial sales in North America and a more significant decline in International, as schools and many offices remained closed in Brazil and Mexico.

Operating income was $42.2 million, down from $68.1 million in 2019, and adjusted operating income was $49.4 million, compared with $76.4 million in 2019. Both declines primarily were due to lower sales related to COVID-19 impacts, inefficiencies related to lower volume, and increased freights costs and bad debt reserves. These issues were partially offset by cost reductions and foreign government assistance programs.

Net income was $29.8 million, or $0.31 per share, compared with $43.5 million, or $0.44 per share, in 2019. Adjusted net income was $30.7 million, or $0.32 per share, versus $45.3 million, or $0.46 per share, in 2019. Both declines were largely due to lower operating income.

Capital Allocation

For the full year, the company generated $119.2 million of net cash from operating activities and $103.9 million of free cash flow, including capital expenditures of $15.3 million and $3.7 million of PowerA transaction costs. The company repaid $51.3 million of debt, repurchased 2.9 million shares for a net $16.3 million, and paid $24.6 million in dividends. The company's near-term strategy is to use cash to fund its dividend and reduce debt. The company's long-term strategy remains to deploy cash to fund dividends, reduce debt, repurchase stock and make acquisitions.

In the fourth quarter, the company generated $97.4 million of net cash from operating activities and $93.9 million of free cash flow, including capital expenditures of $3.5 million and $3.7 million of PowerA transaction costs. The company paid $6.2 million in dividends.

Outlook

Beginning with the first quarter of 2021, the Company is changing the way it calculates and reports its adjusted non-GAAP results by excluding non-cash amortization of acquisition-related intangible assets. The Company has made several large acquisitions over the last few years, and has publicly committed to continue to transform its business through acquisitions in the future. As a result of its acquisition strategy, the Company has, and likely will continue to have in the foreseeable future, a large amount of acquisition-related amortization expense. The Company believes that this change will enhance the usefulness of its non-GAAP measures to its investors because it reflects the underlying operating results before amortization expense which is not associated with core operations, and facilitates meaningful period-to-period and peer comparisons. The Company has included restated reconciliations of its 2019 and 2020 non-GAAP results including this new adjustment in the "About Non-GAAP Financial Measures" section of this earnings release. The first quarter guidance for 2021 reflects this adjustment.

"Historically, the first quarter has been our seasonally smallest quarter. Including PowerA, we believe our first quarter sales will be in range of flat to up 4 percent, and adjusted earnings per share will be in a range of zero to $0.06. Our outlook includes a favorable foreign exchange impact of 4 percent on sales and $0.02 on adjusted EPS, as well as $0.09 from the exclusion of intangible amortization. For the full year, we are confident in our ability to generate at least $135 million of free cash flow (at least $165 million in operating cash flow minus capital expenditures of approximately $30 million)," Elisman continued.
"We continue to take the right actions to withstand the near-term economic and industry headwinds. We have made great strides in transforming our company into a more consumer- and technology-oriented business and strengthening our position in growing channels and categories. Our balance sheet remains solid, and we are confident in our ability to generate consistently strong free cash flow," Elisman concluded.

Update on Incremental Cost Reduction Actions in Response to COVID-19

In March 2020, the company began a range of temporary cost reduction actions in addition to its normal productivity initiatives, and subsequently implemented other longer-term actions to focus the business on faster growing categories and channels. All of the cost reduction actions reduced expenses approximately $20 million in the fourth quarter and $83 million for the full year.

Update on Safeguarding Employees and Facilities

The health and safety of ACCO Brands employees are paramount, and the company made early decisions to minimize COVID-19 exposure to its employees. The vast majority of ACCO Brands office employees continue to work from home; however, some employees outside of North America have returned to their offices, with appropriate health and safety restrictions in place. All factories and distribution facilities are open to meet customer demand, following WHO and CDC recommendations and local government guidelines. The company will continue to monitor and update actions as warranted.

Webcast

At 8:30 a.m. Eastern time on February 17, 2021, ACCO Brands Corporation will host a conference call to discuss the company's fourth quarter and full year 2020 results. The call will be broadcast live via webcast. The webcast can be accessed through the Investor Relations section of www.accobrands.com. The webcast will be in listen-only mode and will be available for replay following the event.

About ACCO Brands Corporation

ACCO Brands Corporation is one of the world's largest designers, marketers and manufacturers of branded academic, consumer and business products. Our widely recognized brands include AT-A-GLANCE®, Barrilito®, Derwent®, Esselte®, Five Star®, Foroni®, GBC®, Hilroy®, Kensington®, Leitz®, Mead®, PowerA®, Quartet®, Rapid®, Rexel®, Swingline®, Tilibra®, Wilson Jones®, and many others. Our products are sold in more than 100 countries around the world. More information about ACCO Brands, the Home of Great Brands Built by Great People, can be found at www.accobrands.com.

Non-GAAP Financial Measures
In addition to financial results reported in accordance with generally accepted accounting principles (GAAP), we have provided certain non-GAAP financial information in this earnings release to aid investors in understanding the company's performance. Each non-GAAP financial measure is defined and reconciled to its most closely related GAAP financial measure in the "About Non-GAAP Financial Measures" section of this earnings release.

Forward-Looking Statements

Statements contained in this earnings release, other than statements of historical fact, particularly those anticipating future financial performance, business prospects, growth, operating strategies and similar matters, including without limitation, statements concerning the impacts of the COVID-19 pandemic on the company’s business, operations, results of operations, liquidity and financial condition, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management based on information available to us at the time such statements are made. These statements, which are generally identifiable by the use of the words "will," "believe," "expect," "intend," "anticipate," "estimate," "forecast," "project," "plan," and similar expressions, are subject to certain risks and uncertainties, are made as of the date hereof, and we undertake no duty or obligation to update them. Because actual results may differ materially from those suggested or implied by such forward-looking statements, you should not place undue reliance on them when deciding whether to buy, sell or hold the company’s securities.

Our outlook is based on certain assumptions, which we believe to be reasonable under the circumstances. These include, without limitation, assumptions regarding both the near-term and long-term impact of the COVID-19 pandemic on the economy and our business, our customers and the end-users of our products, and other changes in the macro environment; changes in the competitive landscape, including ongoing uncertainties in the traditional office products channels; as well as the impact of fluctuations in foreign currency and acquisitions and the other factors described below.

Among the factors that could cause our actual results to differ materially from our forward-looking statements are: the scope and duration of the COVID-19 pandemic, government actions and other third-party responses to it and the consequences for the global economy, as well as the regional and local economies in which we operate, uncertainties regarding when the risks of the pandemic will subside and how geographies, distribution channels and consumer behaviors will evolve over time in response to the pandemic, and its impact on our business, operations, results of operations and financial condition, including, among others, manufacturing, distribution and supply chain disruptions, reduced demand for our products and services, and the financial condition of our suppliers and customers, including their ability to fund their operations and pay their invoices. Additionally, many of the other risk factors affecting us are currently elevated by, and will continue to be elevated by, the COVID-19 pandemic.

Other factors that could cause actual results to differ materially from our forward-looking statements are: a relatively limited number of large customers account for a significant percentage of our sales; risks associated with shifts in the channels of distribution for our products; issues that affect customer and consumer spending decisions during periods of economic uncertainty or weakness; risks associated with foreign currency fluctuations; challenges related to the highly competitive business environments in which we operate; our ability to develop and market innovative products that meet consumer demands; our ability to grow profitably through acquisitions and expand our product assortment into new and adjacent categories; our ability to successfully integrate acquisitions and achieve the financial and other results anticipated at the time of acquisition, including planned synergies; our ability to successfully implement our cost reduction and productivity initiatives; risks associated with the changes to U.S. trade policies and regulations, including increased import tariffs and overall uncertainty surrounding international trade relations; the failure, inadequacy or interruption of our information technology systems or supporting infrastructure; risks associated with a cybersecurity incident or information security breach, including that related to a disclosure of personally identifiable information; our ability to successfully expand our business in emerging markets and the exposure to greater financial, operational, regulatory and compliance and other risks in such markets; the effects of the U.S. Tax Cuts and Jobs Act; the impact of litigation or other legal proceedings; the risks associated with outsourcing production of certain of our products, information systems and other administrative functions; the continued decline in the use of certain of our products; risks associated with seasonality; risks associated with changes in the cost or availability of raw materials, labor, transportation and other necessary supplies and services and the cost of finished goods; our failure to comply with applicable laws, rules and regulations and self-regulatory requirements and the costs of compliance; the sufficiency of investment returns on pension assets, risks related to actuarial assumptions and changes in the unfunded liabilities of a multi-employer pension plan; any impairment of our intangible assets; risks associated with our indebtedness, including our debt service obligations, limitations imposed by restrictive covenants, our ability to comply with financial ratios and tests, and the phase out of the London Interbank Offered Rate; a change in or discontinuance of our stock repurchase program or the payment of dividends; the bankruptcy or financial instability of our customers and suppliers; our ability to secure, protect and maintain our intellectual property rights; product liability claims, recalls or regulatory actions; our ability to attract and retain key employees; the volatility of our stock price; risks associated with circumstances outside our control, including those caused by public health crises, such as the occurrence of contagious diseases like COVID-19, war, terrorism and other geopolitical incidents; and other risks and uncertainties described in "Part I, Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2019, in "Part II, Item 1A. Risk Factors" in our Quarterly Report on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, and in other reports we file with the Securities and Exchange Commission.

For further information:

Christine Hanneman        Julie McEwan
Investor Relations        Media Relations
(847) 796-4320        (937) 974-8162

ACCO Brands Corporation and Subsidiaries
Condensed Consolidated Balance Sheets

	(unaudited)
(in millions)	December 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$36.6	$27.8
Accounts receivable, net	356.0	453.7
Inventories	305.1	283.3
Other current assets	30.5	41.2
Total current assets	728.2	806.0
Total property, plant and equipment	657.8	651.7
Less: accumulated depreciation	(416.4)	(384.6)
Property, plant and equipment, net	241.4	267.1
Right of use asset, leases	89.2	101.9
Deferred income taxes	136.5	119.0
Goodwill	827.4	718.6
Identifiable intangibles, net	977.0	758.6
Other non-current assets	49.0	17.4
Total assets	$3,048.7	$2,788.6
Liabilities and Stockholders' Equity
Current liabilities:
Notes payable	$5.7	$3.7
Current portion of long-term debt	70.8	29.5
Accounts payable	180.2	245.7
Accrued compensation	41.0	48.5
Accrued customer program liabilities	91.4	99.7
Lease liabilities	22.6	21.8
Other current liabilities	145.2	139.9
Total current liabilities	556.9	588.8
Long-term debt, net	1,054.6	777.2
Long-term lease liabilities	76.5	89.8
Deferred income taxes	170.6	177.5
Pension and post-retirement benefit obligations	317.1	283.2
Other non-current liabilities	130.3	98.4
Total liabilities	2,306.0	2,014.9
Stockholders' equity:
Common stock	1.0	1.0
Treasury stock	(39.9)	(38.2)
Paid-in capital	1,883.1	1,890.8
Accumulated other comprehensive loss	(564.2)	(505.7)
Accumulated deficit	(537.3)	(574.2)
Total stockholders' equity	742.7	773.7
Total liabilities and stockholders' equity	$3,048.7	$2,788.6

ACCO Brands Corporation and Subsidiaries
Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2020	2019	% Change	2020	2019	% Change
Net sales	$460.1	$537.4	(14.4)%	$1,655.2	$1,955.7	(15.4)%
Cost of products sold	317.0	351.4	(9.8)%	1,162.8	1,322.2	(12.1)%
Gross profit	143.1	186.0	(23.1)%	492.4	633.5	(22.3)%
Operating costs and expenses:
Selling, general and administrative expenses	88.6	102.1	(13.2)%	336.3	389.9	(13.7)%
Amortization of intangibles	8.7	8.6	1.2%	32.8	35.4	(7.3)%
Restructuring charges	3.6	7.2	(50.0)%	10.9	12.0	(9.2)%
Total operating costs and expenses	100.9	117.9	(14.4)%	380.0	437.3	(13.1)%
Operating income	42.2	68.1	(38.0)%	112.4	196.2	(42.7)%
Non-operating expense (income):
Interest expense	10.1	9.6	5.2%	38.8	43.2	(10.2)%
Interest income	(0.2)	(0.3)	(33.3)%	(1.0)	(3.2)	(68.8)%
Non-operating pension income	(1.2)	(1.4)	(14.3)%	(5.6)	(5.5)	1.8%
Other expense (income), net	0.8	(1.9)	NM	1.6	(1.8)	NM
Income before income tax	32.7	62.1	(47.3)%	78.6	163.5	(51.9)%
Income tax expense	2.9	18.6	(84.4)%	16.6	56.7	(70.7)%
Net income	$29.8	$43.5	(31.5)%	$62.0	$106.8	(41.9)%

Per share:
Basic income per share	$0.31	$0.45	(31.1)%	$0.65	$1.07	(39.3)%
Diluted income per share	$0.31	$0.44	(29.5)%	$0.65	$1.06	(38.7)%

Weighted average number of shares outstanding:
Basic	94.6	96.8		94.9	99.5
Diluted	96.0	98.3		96.1	101.0

Cash dividends declared per common share	$0.065	$0.065		$0.260	$0.245

Statistics (as a % of Net sales, except Income tax rate)
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2020	2019		2020	2019
Gross profit (Net sales, less Cost of products sold)	31.1%	34.6%		29.7%	32.4%
Selling, general and administrative expenses	19.3%	19.0%		20.3%	19.9%
Operating income	9.2%	12.7%		6.8%	10.0%
Income before income tax	7.1%	11.6%		4.7%	8.4%
Net income	6.5%	8.1%		3.7%	5.5%
Income tax rate	8.9%	30.0%		21.1%	34.7%

ACCO Brands Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Twelve Months Ended December 31,
(in millions)	2020	2019
Operating activities
Net income	$62.0	$106.8
Amortization of inventory step-up	—	0.9
Loss on disposal of assets	0.2	0.7
Deferred income tax expense	(7.6)	8.7
Depreciation	37.9	34.9
Other non-cash items	1.1	—
Amortization of debt issuance costs	2.4	2.3
Amortization of intangibles	32.8	35.4
Stock-based compensation	6.5	10.1
Loss on debt extinguishment	—	0.2
Changes in balance sheet items:
Accounts receivable	101.6	(14.8)
Inventories	2.2	71.4
Other assets	14.7	(0.4)
Accounts payable	(68.8)	(32.8)
Accrued expenses and other liabilities	(58.2)	(26.7)
Accrued income taxes	(7.6)	7.2
Net cash provided by operating activities	119.2	203.9
Investing activities
Additions to property, plant and equipment	(15.3)	(32.8)
Proceeds from the disposition of assets	—	0.5
Cost of acquisitions, net of cash acquired	(339.4)	(41.3)
Other assets acquired	—	(6.0)
Net cash used by investing activities	(354.7)	(79.6)
Financing activities
Proceeds from long-term borrowings	438.6	325.8
Repayments of long-term debt	(151.9)	(387.9)
Proceeds/repayments of notes payable, net	2.1	(8.5)
Payments for debt issuance costs	(3.2)	(3.4)
Repurchases of common stock	(18.9)	(65.0)
Dividends paid	(24.6)	(24.4)
Payments related to tax withholding for stock-based compensation	(1.8)	(4.2)
Proceeds from the exercise of stock options	4.4	4.2
Net cash provided (used) by financing activities	244.7	(163.4)
Effect of foreign exchange rate changes on cash and cash equivalents	(0.4)	(0.1)
Net increase (decrease) in cash and cash equivalents	8.8	(39.2)
Cash and cash equivalents
Beginning of the period	27.8	67.0
End of the period	$36.6	$27.8

About Non-GAAP Financial Measures
This earnings release contains non-GAAP financial measures. We explain below how we calculate and use each of these non-GAAP financial measures and a reconciliation of our current period and historical non-GAAP financial measures to the most directly comparable GAAP financial measures follows.

We use our non-GAAP financial measures both to explain our results to stockholders and the investment community and in the internal evaluation and management of our business. We believe our non-GAAP financial measures provide management and investors with a more complete understanding of our underlying operational results and trends, facilitate meaningful period-to-period comparisons and enhance an overall understanding of our past and future financial performance.

Our non-GAAP financial measures exclude certain items that may have a material impact upon our reported financial results such as restructuring charges, transaction and integration expenses associated with acquisitions, the impact of foreign currency fluctuation and acquisitions, unusual tax items and other non-recurring items that we consider to be outside of our core operations. These measures should not be considered in isolation or as a substitute for, or superior to, the directly comparable GAAP financial measures and should be read in connection with the company’s financial statements presented in accordance with GAAP.

Our non-GAAP financial measures include the following:

Comparable Net Sales: Represents net sales excluding the impact of acquisitions with current-period foreign operation sales translated at prior-year currency rates. We believe comparable net sales are useful to investors and management because they reflect underlying sales and sales trends without the effect of acquisitions and fluctuations in foreign exchange rates and facilitate meaningful period-to-period comparisons. We sometimes refer to comparable net sales as comparable sales.

Adjusted Gross Profit: Represents gross profit excluding the effect of the amortization of the step-up in inventory from acquisitions. We believe adjusted gross profit is useful to investors and management because it reflects underlying gross profit without the effect of inventory adjustments resulting from acquisitions that we consider to be outside our core operations and facilitates meaningful period-to-period comparisons.

Adjusted Selling, General and Administrative (SG&A) Expenses: Represents selling, general and administrative expenses excluding transaction and integration expenses related to our acquisitions. We believe adjusted SG&A expenses are useful to investors and management because they reflect underlying SG&A expenses without the effect of expenses related to acquiring and integrating acquisitions that we consider to be outside our core operations and facilitate meaningful period-to-period comparisons.

Adjusted Operating Income/Adjusted Income Before Taxes/Adjusted Net Income/Adjusted Net Income Per Diluted Share: Represents operating income, income before taxes, net income, and net income per diluted share excluding restructuring charges, the amortization of the step-up in value of inventory, transaction and integration expenses associated with acquisitions, non-recurring items in interest expense or other income/expense such as expenses associated with debt refinancing and other non-recurring items as well as all unusual and discrete income tax adjustments, including income tax related to the foregoing. We believe these adjusted non-GAAP financial measures are useful to investors and management because they reflect our underlying operating performance before items that we consider to be outside our core operations and facilitate meaningful period-to-period comparisons. Senior management’s incentive compensation is derived, in part, using adjusted operating income and adjusted net income per diluted share, which is derived from adjusted net income. We sometimes refer to adjusted net income per diluted share as adjusted earnings per share.

Adjusted Operating Income/Adjusted Income Before Taxes/Adjusted Net Income/Adjusted Net Income Per Diluted Share (effective for 2021): Represents operating income, income before taxes, net income, and net income per diluted share excluding restructuring charges, the amortization of intangibles, the amortization of the step-up in value of inventory, transaction and integration expenses associated with acquisitions, non-recurring items in interest expense or other income/expense such as expenses associated with debt refinancing and other non-recurring items as well as all unusual and discrete income tax adjustments, including income tax related to the foregoing. We believe these adjusted non-GAAP financial measures are useful to investors and management because they reflect our underlying operating performance before items that we consider to be outside our core operations and facilitate meaningful period-to-period comparisons. Senior management’s incentive compensation is derived, in part, using adjusted operating income and adjusted net income per diluted share, which is derived from adjusted net income. We sometimes refer to adjusted net income per diluted share as adjusted earnings per share.

Adjusted Income Tax Expense/Rate: Represents income tax expense/rate excluding the tax effect of the items that have been excluded from adjusted income before taxes, unusual income tax items such as the impact of tax audits and changes in laws, significant reserves for cash repatriation; excess tax benefits/losses; and other discrete tax items. We believe our adjusted income tax expense/rate is useful to investors because it reflects our baseline income tax expense/rate before benefits/losses and other discrete items that we consider to be outside our core operations and facilitates meaningful period-to-period comparisons.

Adjusted Income Tax Expense/Rate (effective for 2021): Represents income tax expense/rate excluding the tax effect of the items that have been excluded from restated adjusted income before taxes, unusual income tax items such as the impact of tax audits and changes in laws, significant reserves for cash repatriation; excess tax benefits/losses; and other discrete tax items. We believe our adjusted income tax expense/rate is useful to investors because it reflects our baseline income tax expense/rate before benefits/losses and other discrete items that we consider to be outside our core operations and facilitates meaningful period-to-period comparisons.

Adjusted EBITDA: Represents net income excluding the effects of depreciation, stock-based compensation expense, amortization of intangibles, interest expense, net, other (income) expense, net, and income tax expense, the amortization of the step-up in value of inventory, transaction and integration expenses associated with acquisitions, restructuring charges, expenses associated with debt refinancing and other non-recurring items. We believe adjusted EBITDA is useful to investors because it reflects our underlying cash profitability and adjusts for certain non-cash charges, and items that we consider to be outside our core operations and facilitates meaningful period-to-period comparisons.

Free Cash Flow: Represents cash flow from operating activities less cash used for additions to property, plant and equipment, plus cash proceeds from the disposition of assets. We believe free cash flow is useful to investors because it measures our available cash flow for paying dividends, funding strategic acquisitions, reducing debt, and repurchasing shares.

Net Leverage Ratio: Represents total debt, less debt origination costs and cash and cash equivalents divided by Adjusted EBTIDA. We believe that net leverage ratio is useful to investors since the company has the ability to, and may decide to use a portion of its cash and cash equivalents to retire debt.

This earnings release also provides forward-looking non-GAAP adjusted earnings per share, free cash flow, net leverage ratio and adjusted tax rate. We do not provide a reconciliation of forward-looking adjusted earnings per share, free cash flow, net leverage ratio or adjusted tax rate to GAAP because the GAAP financial measure is not accessible on a forward-looking basis and reconciling information is not available without unreasonable effort due to the inherent difficulty of forecasting and quantifying certain amounts that are necessary for such a reconciliation, including adjustments that could be made for restructuring, integration and acquisition-related expenses, the variability of our tax rate and the impact of foreign currency fluctuation and acquisitions, and other charges reflected in our historical numbers. The probable significance of each of these items is high and, based on historical experience, could be material.

ACCO Brands Corporation and Subsidiaries
Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)
(In millions, except per share data)

The following tables set forth a reconciliation of certain Consolidated Statements of Income information reported in accordance with GAAP to adjusted Non-GAAP Information for the twelve months ended December 31, 2020 and 2019.

		Twelve Months Ended December 31, 2020
		SG&A	% of Sales	Operating Income	% of Sales	Income before Tax	% of Sales	Income Tax Expense (E)	Tax Rate	Net Income	% of Sales
Reported GAAP		$336.3	20.3%	$112.4	6.8%	$78.6	4.7%	$16.6	21.1%	$62.0	3.7%
Reported GAAP diluted income per share (EPS)										$0.65
Transaction and integration expenses	(B)	(4.4)		4.4		4.4		1.2		3.2
Restructuring charges		—		10.9		10.9		2.9		8.0
Operating tax gains	(D)	—		—		(2.0)		—		(2.0)
Other discrete tax items	(E)	—		—		—		3.8		(3.8)
Adjusted Non-GAAP		$331.9	20.1%	$127.7	7.7%	$91.9	5.6%	$24.5	26.7%	$67.4	4.1%
Adjusted diluted income per share (Adjusted EPS)										$0.70

		Twelve Months Ended December 31, 2019
		Gross Profit	% of Sales	SG&A	% of Sales	Operating Income	% of Sales	Income before Tax	% of Sales	Income Tax Expense (E)	Tax Rate	Net Income	% of Sales
Reported GAAP		$633.5	32.4%	$389.9	19.9%	$196.2	10.0%	$163.5	8.4%	$56.7	34.7%	$106.8	5.5%
Reported GAAP diluted income per share (EPS)												$1.06
Inventory step-up amortization	(A)	0.9		—		0.9		0.9		0.3		0.6
Transaction and integration expenses	(B)	—		(2.3)		2.3		2.3		0.8		1.5
Restructuring charges		—		—		12.0		12.0		3.1		8.9
Refinancing costs	(C)	—		—		—		0.3		0.1		0.2
Operating tax gain	(D)	—		—		—		(4.0)		(1.6)		(2.4)
Brazil tax adjustment	(E)	—		—		—		—		(5.6)		5.6
Other discrete tax items	(E)	—		—		—		—		(0.4)		0.4
Adjusted Non-GAAP		$634.4	32.4%	$387.6	19.8%	$211.4	10.8%	$175.0	8.9%	$53.4	30.5%	$121.6	6.2%
Adjusted diluted income per share (Adjusted EPS)												$1.20

See "Notes to Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)" for further information regarding adjusted items on page 15.

ACCO Brands Corporation and Subsidiaries
Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)
(In millions, except per share data)

The following tables set forth a reconciliation of certain Consolidated Statements of Income information reported in accordance with GAAP to adjusted Non-GAAP Information for the three months ended December 31, 2020 and 2019.

		Three Months Ended December 31, 2020
		SG&A	% of Sales	Operating Income	% of Sales	Income before Tax	% of Sales	Income Tax Expense (E)	Tax Rate	Net Income	% of Sales
Reported GAAP(1)		$88.6	19.3%	$42.2	9.2%	$32.7	7.1%	$2.9	8.9%	$29.8	6.5%
Reported GAAP diluted income per share (EPS)										$0.31
Transaction and integration expenses	(B)	(3.6)		3.6		3.6		1.0		2.6
Restructuring charges		—		3.6		3.6		0.9		2.7
Operating tax gains	(D)	—		—		(0.2)		—		(0.2)
Other discrete tax items	(E)	—		—		—		4.2		(4.2)
Adjusted Non-GAAP		$85.0	18.5%	$49.4	10.7%	$39.7	8.6%	$9.0	22.7%	$30.7	6.7%
Adjusted diluted income per share (Adjusted EPS)										$0.32

		Three Months Ended December 31, 2019
		Gross Profit	% of Sales	SG&A	% of Sales	Operating Income	% of Sales	Income before Tax	% of Sales	Income Tax Expense (E)	Tax Rate	Net Income	% of Sales
Reported GAAP		$186.0	34.6%	$102.1	19.0%	$68.1	12.7%	$62.1	11.6%	$18.6	30.0%	$43.5	8.1%
Reported GAAP diluted income per share (EPS)												$0.44
Inventory step-up amortization	(A)	0.7		—		0.7		0.7		0.3		0.4
Transaction and integration expenses	(B)	—		(0.4)		0.4		0.4		0.3		0.1
Restructuring charges		—		—		7.2		7.2		1.8		5.4
Operating tax gain	(D)	—		—		—		(3.3)		(1.6)		(1.7)
Other discrete tax items	(E)	—		—		—		—		2.4		(2.4)
Adjusted Non-GAAP		$186.7	34.7%	$101.7	18.9%	$76.4	14.2%	$67.1	12.5%	$21.8	32.5%	$45.3	8.4%
Adjusted diluted income per share (Adjusted EPS)												$0.46

See "Notes to Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)" for further information regarding adjusted items on page 15.

Notes to Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)

A.Represents the amortization of step-up in the value of inventory associated with the following acquisitions: Cumberland asset acquisition and Indústria Gráfica Foroni Ltda. ("Foroni").
B.Represents transaction and integration expenses associated with the acquisition of PowerA in 2020, Foroni in 2020 and 2019, and the Cumberland asset acquisition in 2019.
C.Represents the write-off of debt issuance costs and other costs associated with the Company's debt refinancing in the second quarter of 2019.
D.In 2020, represents a gain of $1.1 million, primarily from certain Brazilian indirect tax credits recognized, a gain of $0.5 million from the release of unneeded reserves for certain operating taxes related to a pre-acquisition period for GOBA Internacional, S.A. de C.V. ("GOBA"), and a gain of $0.4 million from the release of unneeded reserves for certain operating taxes related to a pre-acquisition period for Foroni, of which $0.2 million was released in the fourth quarter of 2020. In 2019, represents a gain of $0.7 million from the release of unneeded reserves for certain operating taxes related to a pre-acquisition period for GOBA in the third quarter of 2019, and a gain from certain Brazilian indirect tax credits recognized in the fourth quarter of 2019 of $3.3 million.
E.The adjustments to income tax expense include the effects of the adjustments outlined above for the three months ended December 31, 2020, in the amount of $1.9 million and discrete tax adjustments of $4.2 million for a total of $6.1 million, resulting in an adjusted tax rate of 22.7% for the fourth quarter of 2020, and adjustments for the three months ended December 31, 2019, in the amount of $0.8 million and discrete tax adjustments of $2.4 million, resulting in an adjusted tax rate of 32.5% for the fourth quarter of 2019. Adjustments for the twelve months ended December 31, 2020, were in the amount of $4.1 million and discrete tax adjustments of $3.8 million for a total of $7.9 million, resulting in an adjusted tax rate of 26.7% and adjustments for the twelve months ended December 31, 2019 were in the amount of $2.7 million and discrete tax adjustments of $(6.0) million (including a $5.6 million tax expense related to our Brazilian tax reserve) for a total of $(3.3) million resulting in an adjusted tax rate of 30.5%.

ACCO Brands Corporation and Subsidiaries
Reconciliation of Net Income to Adjusted EBITDA (Unaudited)
(In millions)

The following table sets forth a reconciliation of net income reported in accordance with GAAP to Adjusted EBITDA.

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2020	2019	% Change	2020	2019	% Change
Net income	$29.8	$43.5	(31.5)%	$62.0	$106.8	(41.9)%
Inventory step-up amortization	—	0.7	(100.0)%	—	0.9	(100.0)%
Transaction and integration expenses	3.6	0.4	800.0%	4.4	2.3	91.3%
Restructuring charges	3.6	7.2	(50.0)%	10.9	12.0	(9.2)%
Depreciation	9.7	8.6	12.8%	37.9	34.9	8.6%
Stock-based compensation	1.3	3.8	(65.8)%	6.5	10.1	(35.6)%
Amortization of intangibles	8.7	8.6	1.2%	32.8	35.4	(7.3)%
Interest expense, net	9.9	9.3	6.5%	37.8	40.0	(5.5)%
Other expense (income), net	0.8	(1.9)	NM	1.6	(1.8)	NM
Income tax expense	2.9	18.6	(84.4)%	16.6	56.7	(70.7)%
Adjusted EBITDA (non-GAAP)	$70.3	$98.8	(28.8)%	$210.5	$297.3	(29.2)%

Adjusted EBITDA as a % of Net Sales	15.3%	18.4%		12.7%	15.2%

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow (Unaudited)
(In millions)

The following table sets forth a reconciliation of net cash provided by operating activities reported in accordance with GAAP to Free Cash Flow.

	Three Months Ended December 31, 2020	Three Months Ended December 31, 2019	Twelve Months Ended December 31, 2020	Twelve Months Ended December 31, 2019
Net cash provided by operating activities	$97.4	$128.8	$119.2	$203.9

Net cash (used) provided by:
Additions to property, plant and equipment	(3.5)	(10.9)	(15.3)	(32.8)
Proceeds from the disposition of assets	—	0.4	—	0.5
Free cash flow (non-GAAP)	$93.9	$118.3	$103.9	$171.6

ACCO Brands Corporation and Subsidiaries
Supplemental Business Segment Information and Reconciliation (Unaudited)
(In millions)

	2020					2019					Changes
					Adjusted					Adjusted
		Reported		Adjusted	Operating		Reported		Adjusted	Operating			Adjusted	Adjusted
		Operating		Operating	Income		Operating		Operating	Income			Operating	Operating
	Reported	Income	Adjusted	Income	(Loss)	Reported	Income	Adjusted	Income	(Loss)	Net Sales	Net Sales	Income	Income	Margin
	Net Sales	(Loss)	Items	(Loss) (A)	Margin (A)	Net Sales	(Loss)	Items	(Loss) (A)	Margin (A)	$	%	(Loss) $	(Loss) %	Points
Q1:
ACCO Brands North America	$167.8	$7.6	$—	$7.6	4.5%	$160.4	$6.8	$1.4	$8.2	5.1%	$7.4	4.6%	$(0.6)	(7.3)%	(60)
ACCO Brands EMEA	127.5	12.0	(0.1)	11.9	9.3%	146.5	15.9	0.2	16.1	11.0%	(19.0)	(13.0)%	(4.2)	(26.1)%	(170)
ACCO Brands International	88.8	5.9	0.5	6.4	7.2%	87.0	5.6	1.2	6.8	7.8%	1.8	2.1%	(0.4)	(5.9)%	(60)
Corporate	—	(8.1)	0.2	(7.9)		—	(10.4)	0.4	(10.0)		—		2.1
Total	$384.1	$17.4	$0.6	$18.0	4.7%	$393.9	$17.9	$3.2	$21.1	5.4%	$(9.8)	(2.5)%	$(3.1)	(14.7)%	(70)

Q2:
ACCO Brands North America	$231.7	$37.4	$5.0	$42.4	18.3%	$307.9	$60.6	$(0.2)	$60.4	19.6%	$(76.2)	(24.7)%	$(18.0)	(29.8)%	(130)
ACCO Brands EMEA	88.3	(1.8)	0.7	(1.1)	(1.2)%	128.3	7.4	—	7.4	5.8%	(40.0)	(31.2)%	(8.5)	(114.9)%	(700)
ACCO Brands International	46.9	(4.4)	1.2	(3.2)	(6.8)%	82.5	4.1	0.3	4.4	5.3%	(35.6)	(43.2)%	(7.6)	(172.7)%	(1,210)
Corporate	—	(12.7)	—	(12.7)		—	(10.7)	—	(10.7)		—		(2.0)
Total	$366.9	$18.5	$6.9	$25.4	6.9%	$518.7	$61.4	$0.1	$61.5	11.9%	$(151.8)	(29.3)%	$(36.1)	(58.7)%	(500)

Q3:
ACCO Brands North America	$238.5	$22.9	$0.3	$23.2	9.7%	$272.4	$33.7	$1.9	$35.6	13.1%	$(33.9)	(12.4)%	$(12.4)	(34.8)%	(340)
ACCO Brands EMEA	136.4	16.7	(0.1)	16.6	12.2%	133.1	13.8	0.1	13.9	10.4%	3.3	2.5%	2.7	19.4%	180
ACCO Brands International	69.2	3.7	0.4	4.1	5.9%	100.2	10.8	0.3	11.1	11.1%	(31.0)	(30.9)%	(7.0)	(63.1)%	(520)
Corporate	—	(9.0)	—	(9.0)		—	(9.5)	1.3	(8.2)		—		(0.8)
Total	$444.1	$34.3	$0.6	$34.9	7.9%	$505.7	$48.8	$3.6	$52.4	10.4%	$(61.6)	(12.2)%	$(17.5)	(33.4)%	(250)

Q4:
ACCO Brands North America	$184.1	$15.1	$2.5	$17.6	9.6%	$226.1	$29.9	$2.5	$32.4	14.3%	$(42.0)	(18.6)%	$(14.8)	(45.7)%	(470)
ACCO Brands EMEA	171.7	24.7	0.1	24.8	14.4%	161.4	21.5	2.0	23.5	14.6%	10.3	6.4%	1.3	5.5%	(20)
ACCO Brands International	104.3	10.4	1.2	11.6	11.1%	149.9	28.0	2.5	30.5	20.3%	(45.6)	(30.4)%	(18.9)	(62.0)%	(920)
Corporate	—	(8.0)	3.4	(4.6)		—	(11.3)	1.3	(10.0)		—		5.4
Total	$460.1	$42.2	$7.2	$49.4	10.7%	$537.4	$68.1	$8.3	$76.4	14.2%	$(77.3)	(14.4)%	$(27.0)	(35.3)%	(350)

YTD:
ACCO Brands North America	$822.1	$83.0	$7.8	$90.8	11.0%	$966.8	$131.0	$5.6	$136.6	14.1%	$(144.7)	(15.0)%	$(45.8)	(33.5)%	(310)
ACCO Brands EMEA	523.9	51.6	0.6	52.2	10.0%	569.3	58.6	2.3	60.9	10.7%	(45.4)	(8.0)%	(8.7)	(14.3)%	(70)
ACCO Brands International	309.2	15.6	3.3	18.9	6.1%	419.6	48.5	4.3	52.8	12.6%	(110.4)	(26.3)%	(33.9)	(64.2)%	(650)
Corporate	—	(37.8)	3.6	(34.2)		—	(41.9)	3.0	(38.9)		—		4.7
Total	$1,655.2	$112.4	$15.3	$127.7	7.7%	$1,955.7	$196.2	$15.2	$211.4	10.8%	$(300.5)	(15.4)%	$(83.7)	(39.6)%	(310)

(A) See "Notes to Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)" for further information regarding adjusted items on page 15.

ACCO Brands Corporation and Subsidiaries
Supplemental Net Sales Change Analysis (Unaudited)

	% Change - Net Sales				$ Change - Net Sales (in millions)
	GAAP	Non-GAAP			GAAP	Non-GAAP

				Comparable				Comparable
	Net Sales	Currency		Net Sales	Net Sales	Currency		Net Sales	Comparable
	Change	Translation	Acquisition	Change (A)	Change	Translation	Acquisition	Change (A)	Net Sales
Q1 2020:
ACCO Brands North America	4.6%	(0.1)%	—%	4.7%	$7.4	$(0.2)	$—	$7.6	$168.0
ACCO Brands EMEA	(13.0)%	(2.9)%	—%	(10.1)%	(19.0)	(4.3)	—	(14.7)	131.8
ACCO Brands International	2.1%	(7.0)%	16.6%	(7.5)%	1.8	(6.1)	14.4	(6.5)	80.5
Total	(2.5)%	(2.7)%	3.7%	(3.5)%	$(9.8)	$(10.6)	$14.4	$(13.6)	$380.3

Q2 2020:
ACCO Brands North America	(24.7)%	(0.2)%	—%	(24.5)%	$(76.2)	$(0.6)	$—	$(75.6)	$232.3
ACCO Brands EMEA	(31.2)%	(1.6)%	—%	(29.6)%	(40.0)	(2.1)	—	(37.9)	90.4
ACCO Brands International	(43.2)%	(5.2)%	1.6%	(39.6)%	(35.6)	(4.3)	1.3	(32.6)	49.9
Total	(29.3)%	(1.3)%	0.3%	(28.3)%	$(151.8)	$(7.0)	$1.3	$(146.1)	$372.6

Q3 2020:
ACCO Brands North America	(12.4)%	(0.2)%	—%	(12.2)%	$(33.9)	$(0.5)	$—	$(33.4)	$239.0
ACCO Brands EMEA	2.5%	4.6%	—%	(2.1)%	3.3	6.1	—	(2.8)	130.3
ACCO Brands International	(30.9)%	(6.1)%	1.0%	(25.8)%	(31.0)	(6.1)	1.0	(25.9)	74.3
Total	(12.2)%	(0.1)%	0.2%	(12.3)%	$(61.6)	$(0.5)	$1.0	$(62.1)	$443.6

Q4 2020:
ACCO Brands North America	(18.6)%	0.1%	2.6%	(21.3)%	$(42.0)	$0.3	$5.8	$(48.1)	$178.0
ACCO Brands EMEA	6.4%	6.6%	1.2%	(1.4)%	10.3	10.7	1.9	(2.3)	159.1
ACCO Brands International	(30.4)%	(6.3)%	0.1%	(24.2)%	(45.6)	(9.5)	0.2	(36.3)	113.6
Total	(14.4)%	0.3%	1.5%	(16.2)%	$(77.3)	$1.5	$7.9	$(86.7)	$450.7

2020 YTD:
ACCO Brands North America	(15.0)%	(0.1)%	0.6%	(15.5)%	$(144.7)	$(1.0)	$5.8	$(149.5)	$817.3
ACCO Brands EMEA	(8.0)%	1.8%	0.3%	(10.1)%	(45.4)	10.4	1.9	(57.7)	511.6
ACCO Brands International	(26.3)%	(6.2)%	4.0%	(24.1)%	(110.4)	(26.0)	16.9	(101.3)	318.3
Total	(15.4)%	(0.8)%	1.3%	(15.9)%	$(300.5)	$(16.6)	$24.6	$(308.5)	$1,647.2
(A) Comparable net sales represents net sales excluding acquisitions and with current-period foreign operation sales translated at prior-year currency rates.

ACCO Brands Corporation and Subsidiaries
Restated Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)
(In millions, except per share data)

The following tables set forth a restated reconciliation of certain Consolidated Statements of Income information reported in accordance with GAAP to adjusted Non-GAAP Information for the twelve months ended December 31, 2020 and 2019.

		Twelve Months Ended December 31, 2020
		SG&A	% of Sales	Operating Income	% of Sales	Income before Tax	% of Sales	Income Tax Expense (E)	Tax Rate	Net Income	% of Sales
Reported GAAP		$336.3	20.3%	$112.4	6.8%	$78.6	4.7%	$16.6	21.1%	$62.0	3.7%
Reported GAAP diluted income per share (EPS)										$0.65
Transaction and integration expenses	(B)	(4.4)		4.4		4.4		1.2		3.2
Restructuring charges		—		10.9		10.9		2.9		8.0
Amortization of intangibles		—		32.8		32.8		8.7		24.1
Operating tax gains	(D)	—		—		(2.0)		—		(2.0)
Other discrete tax items	(E)	—		—		—		3.8		(3.8)
Restated adjusted Non-GAAP		$331.9	20.1%	$160.5	9.7%	$124.7	7.5%	$33.2	26.6%	$91.5	5.5%
Restated adjusted diluted income per share (Restated adjusted EPS)										$0.95

		Twelve Months Ended December 31, 2019
		Gross Profit	% of Sales	SG&A	% of Sales	Operating Income	% of Sales	Income before Tax	% of Sales	Income Tax Expense (E)	Tax Rate	Net Income	% of Sales
Reported GAAP		$633.5	32.4%	$389.9	19.9%	$196.2	10.0%	$163.5	8.4%	$56.7	34.7%	$106.8	5.5%
Reported GAAP diluted income per share (EPS)												$1.06
Inventory step-up amortization	(A)	0.9		—		0.9		0.9		0.3		0.6
Transaction and integration expenses	(B)	—		(2.3)		2.3		2.3		0.8		1.5
Restructuring charges		—		—		12.0		12.0		3.1		8.9
Amortization of intangibles		—		—		35.4		35.4		9.4		26.0
Refinancing costs	(C)	—		—		—		0.3		0.1		0.2
Operating tax gain	(D)	—		—		—		(4.0)		(1.6)		(2.4)
Brazil tax adjustment	(E)	—		—		—		—		(5.6)		5.6
Other discrete tax items	(E)	—		—		—		—		(0.4)		0.4
Restated adjusted Non-GAAP		$634.4	32.4%	$387.6	19.8%	$246.8	12.6%	$210.4	10.8%	$62.8	29.8%	$147.6	7.5%
Restated adjusted diluted income per share (Restated adjusted EPS)												$1.46

See "Notes to Restated Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)" for further information regarding adjusted items on page 24.

ACCO Brands Corporation and Subsidiaries
Restated Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)
(In millions, except per share data)

The following tables set forth a reconciliation of certain Consolidated Statements of Income information reported in accordance with GAAP to adjusted Non-GAAP Information for the three months ended March 31, June 30, September 30, and December 31, 2020 and 2019.

		Three Months Ended December 31, 2020
		SG&A	% of Sales	Operating Income	% of Sales	Income before Tax	% of Sales	Income Tax Expense (E)	Tax Rate	Net Income	% of Sales
Reported GAAP(1)		$88.6	19.3%	$42.2	9.2%	$32.7	7.1%	$2.9	8.9%	$29.8	6.5%
Reported GAAP diluted income per share (EPS)										$0.31
Transaction and integration expenses	(B)	(3.6)		3.6		3.6		1.0		2.6
Restructuring charges		—		3.6		3.6		0.9		2.7
Amortization of intangibles		—		8.7		8.7		2.3		6.4
Operating tax gains	(D)	—		—		(0.2)		—		(0.2)
Other discrete tax items	(E)	—		—		—		4.2		(4.2)
Restated adjusted Non-GAAP		$85.0	18.5%	$58.1	12.6%	$48.4	10.5%	$11.3	23.3%	$37.1	8.1%
Restated adjusted diluted income per share (Restated adjusted EPS)										$0.39

		Three Months Ended December 31, 2019
		Gross Profit	% of Sales	SG&A	% of Sales	Operating Income	% of Sales	Income before Tax	% of Sales	Income Tax Expense (E)	Tax Rate	Net Income	% of Sales
Reported GAAP		$186.0	34.6%	$102.1	19.0%	$68.1	12.7%	$62.1	11.6%	$18.6	30.0%	$43.5	8.1%
Reported GAAP diluted income per share (EPS)												$0.44
Inventory step-up amortization	(A)	0.7		—		0.7		0.7		0.3		0.4
Transaction and integration expenses	(B)	—		(0.4)		0.4		0.4		0.3		0.1
Restructuring charges		—		—		7.2		7.2		1.8		5.4
Amortization of intangibles		—		—		8.6		8.6		2.2		6.4
Operating tax gain	(D)	—		—		—		(3.3)		(1.6)		(1.7)
Other discrete tax items	(E)	—		—		—		—		2.4		(2.4)
Restated adjusted Non-GAAP		$186.7	34.7%	$101.7	18.9%	$85.0	15.8%	$75.7	14.1%	$24.0	31.7%	$51.7	9.6%
Restated adjusted diluted income per share (Restated adjusted EPS)												$0.53

See "Notes to Restated Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)" for further information regarding adjusted items on page 24.

ACCO Brands Corporation and Subsidiaries
Restated Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)
(In millions, except per share data)

		Three Months Ended September 30, 2020
		SG&A	% of Sales	Operating Income	% of Sales	Income before Tax	% of Sales	Income Tax Expense (E)	Tax Rate	Net Income	% of Sales
Reported GAAP		$84.4	19.0%	$34.3	7.7%	$25.6	5.8%	$6.8	26.6%	$18.8	4.2%
Reported GAAP diluted income per share (EPS)										$0.20
Transaction and integration expenses	(B)	(0.1)		0.1		0.1		—		0.1
Restructuring charges		—		0.5		0.5		0.2		0.3
Amortization of intangibles		—		7.9		7.9		2.1		5.8
Operating tax gains	(D)	—		—		(0.2)		—		(0.2)
Other discrete tax items	(E)	—		—		—		0.9		(0.9)
Restated adjusted Non-GAAP		$84.3	19.0%	$42.8	9.6%	$33.9	7.6%	$10.0	29.5%	$23.9	5.4%
Restated adjusted diluted income per share (Restated adjusted EPS)										$0.25

		Three Months Ended September 30, 2019
		Gross Profit	% of Sales	SG&A	% of Sales	Operating Income	% of Sales	Income before Tax	% of Sales	Income Tax Expense (E)	Tax Rate	Net Income	% of Sales
Reported GAAP		$155.9	30.8%	$96.4	19.1%	$48.8	9.6%	$40.2	7.9%	$12.2	30.3%	$28.0	5.5%
Reported GAAP diluted income per share (EPS)												$0.28
Inventory step-up amortization	(A)	0.1		—		0.1		0.1		—		0.1
Transaction and integration expenses	(B)	—		(1.4)		1.4		1.4		0.4		1.0
Restructuring charges		—		—		2.1		2.1		0.5		1.6
Amortization of intangibles		—		—		8.6		8.6		2.3		6.3
Operating tax gain	(D)	—		—		—		(0.7)		—		(0.7)
Other discrete tax items	(E)	—		—		—		—		(1.3)		1.3
Restated adjusted Non-GAAP		$156.0	30.8%	$95.0	18.8%	$61.0	12.1%	$51.7	10.2%	$14.1	27.3%	$37.6	7.4%
Restated adjusted diluted income per share (Restated adjusted EPS)												$0.38

See "Notes to Restated Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)" for further information regarding adjusted items on page 24.

ACCO Brands Corporation and Subsidiaries
Restated Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)
(In millions, except per share data)

		Three Months Ended June 30, 2020
		SG&A	% of Sales	Operating Income	% of Sales	Income before Tax	% of Sales	Income Tax Expense (E)	Tax Rate	Net Income	% of Sales
Reported GAAP		$77.2	21.0%	$18.5	5.0%	$9.2	2.5%	$3.8	41.3%	$5.4	1.5%
Reported GAAP diluted income per share (EPS)										$0.06
Transaction and integration expenses	(B)	(0.4)		0.4		0.4		0.1		0.3
Restructuring charges		—		6.5		6.5		1.7		4.8
Amortization of intangibles		—		7.8		7.8		2.1		5.7
Other discrete tax items	(E)	—		—		—		(1.1)		1.1
Restated adjusted Non-GAAP		$76.8	20.9%	$33.2	9.0%	$23.9	6.5%	$6.6	27.6%	$17.3	4.7%
Restated adjusted diluted income per share (Restated adjusted EPS)										$0.18

		Three Months Ended June 30, 2019
		SG&A	% of Sales	Operating Income	% of Sales	Income before Tax	% of Sales	Income Tax Expense (E)	Tax Rate	Net Income	% of Sales
Reported GAAP		$95.5	18.4%	$61.4	11.8%	$51.2	9.9%	$15.3	29.9%	$35.9	6.9%
Reported GAAP diluted income per share (EPS)										$0.35
Transaction and integration expenses	(B)	(0.1)		0.1		0.1		—		0.1
Amortization of intangibles		—		8.9		8.9		2.4		6.5
Refinancing costs	(C)	—		—		0.3		0.1		0.2
Other discrete tax items	(E)	—		—		—		(0.1)		0.1
Restated adjusted Non-GAAP		$95.4	18.4%	$70.4	13.6%	$60.5	11.7%	$17.7	29.3%	$42.8	8.3%
Restated adjusted diluted income per share (Restated adjusted EPS)										$0.42

See "Notes to Restated Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)" for further information regarding adjusted items on page 24.

ACCO Brands Corporation and Subsidiaries
Restated Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)
(In millions, except per share data)

		Three Months Ended March 31, 2020
		SG&A	% of Sales	Operating Income	% of Sales	Income before Tax	% of Sales	Income Tax Expense (E)	Tax Rate	Net Income	% of Sales
Reported GAAP		$86.1	22.4%	$17.4	4.5%	$11.1	2.9%	$3.1	27.9%	$8.0	2.1%
Reported GAAP diluted income per share (EPS)										$0.08
Transaction and integration expenses	(B)	(0.3)		0.3		0.3		0.1		0.2
Restructuring charges		—		0.3		0.3		0.1		0.2
Amortization of intangibles		—		8.4		8.4		2.2		6.2
Operating tax gains	(C)	—		—		(1.6)		—		(1.6)
Other discrete tax items	(D)	—		—		—		(0.2)		0.2
Restated adjusted Non-GAAP		$85.8	22.3%	$26.4	6.9%	$18.5	4.8%	$5.3	28.6%	$13.2	3.4%
Restated adjusted diluted income per share (Restated adjusted EPS)										$0.14

		Three Months Ended March 31, 2019
		Gross Profit	% of Sales	SG&A	% of Sales	Operating Income	% of Sales	Income before Tax	% of Sales	Income Tax Expense (E)	Tax Rate	Net Income	% of Sales
Reported GAAP		$125.8	31.9%	$95.9	24.3%	$17.9	4.5%	$10.0	2.5%	$10.6	106.0%	$(0.6)	(0.2)%
Reported GAAP diluted income per share (EPS)												$(0.01)
Inventory step-up amortization	(A)	0.1		—		0.1		0.1		—		0.1
Transaction and integration expenses	(B)	—		(0.4)		0.4		0.4		0.1		0.3
Restructuring charges		—		—		2.7		2.7		0.7		2.0
Amortization of intangibles		—		—		9.3		9.3		2.5		6.8
Brazil tax adjustment	(E)	—		—		—		—		(5.6)		5.6
Other discrete tax items	(E)	—		—		—		—		(1.4)		1.4
Restated adjusted Non-GAAP		$125.9	32.0%	$95.5	24.2%	$30.4	7.7%	$22.5	5.7%	$6.9	30.7%	$15.6	4.0%
Restated adjusted diluted income per share (Restated adjusted EPS)												$0.15

See "Notes to Restated Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)" for further information regarding adjusted items on page 24.

Notes to Restated Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)

A.Represents the amortization of step-up in the value of inventory associated with prior acquisitions: Cumberland asset acquisition and Indústria Gráfica Foroni Ltda. ("Foroni").
B.Represents transaction and integration expenses associated with the acquisition of PowerA in 2020, Foroni in 2020 and 2019, and the Cumberland asset acquisition in 2019.
C.Represents the write-off of debt issuance costs and other costs associated with the Company's refinancing.
D.Represents non-recurring operating tax gains.
E.The adjustments to income tax expense include the effects of the adjustments outlined above and discrete tax adjustments.

More detailed explanations of certain adjustments can be found in the "About Non-GAAP Financial Measures" section of the relevant quarterly earnings release issued by the Company.